UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

cbdMD, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Westinghouse Blvd., Suite A
Charlotte, NC 28273
(704)445-3060
(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 26, 2024, cbdMD, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Amendment”) to extend the Warehouse Lease entered into on August 27, 2019 (the “Lease”) for approximately 80,000 square feet of space located at 2101 Westinghouse Boulevard, Suite A, Charlotte, North Carolina 28273, which facility also serves as the Company’s executive offices. The Amendment extends the term of the Lease for a period of nineteen months beginning on March 1, 2025 with a new expiration date of September 30, 2026. The Company has no further rights to extend or renew the terms of the Lease. The Amendment provides for the monthly base rent of $65,000, with an annual base rent of $9.75 per square feet from March 1, 2025 through February 28, 2026, and $67,600 with an annual base rent of $10.14 per square feet from March 1, 2026 through September 30, 2026. The Company shall also continue to pay Additional Rent and all other amounts (other than “Monthly Base Rent”) in accordance with the terms of the Lease, except the “Controllable CAM Charges provision in Section 3 of Exhibit C to the Lease shall be deemed deleted from the Lease. Furthermore, as set forth under the Amendment the landlord has approved certain subleases entered into by and between the Company and sub tenants for portions of the facility.

Prior to entering into the Amendment management of the Company evaluated options regarding the expiring Lease and determined that an extension was in the Company’s best interests. Management believes that the Company remaining in its current facilities mitigates potential immediate operational disruptions and avoids the substantial costs associated with relocating to a new facility. The extension also provides additional time to explore and identify facilities that may better align with the Company’s long-term needs. Additionally, the Company has renegotiated and extended agreements with subtenants, helping to offset a portion of rental costs throughout the extended lease term.

The foregoing descriptions of the Amendment and the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the respective documents, the form of the Amendment which is filed as Exhibit 10.1 to this Form 8-K, and both Exhibits 10.1 and 10.2 are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 8.01 Other Events.

As of November 25, 2024, the Company has issued and outstanding approximately 4,469,444 shares of common stock. During September, October and November 2024 the Company has issued an aggregate of 627,011 shares of its common stock pursuant to the partial conversion of its outstanding Senior Secured Convertible Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Second Amendment to Westinghouse Blvd. Lease effective November 26, 2024
10.2	Westinghouse Blvd. Warehouse Lease dated August 27, 2019 (incorporated by reference as filed with the SEC on the Company’s Form 10-Q on February 13, 2020 as Exhibit 10.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: November 26, 2024	By:	/s/ T. Ronan Kennedy
Name: T. Ronan Kennedy
Title: Chief Executive Officer and Chief Financial Officer